UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

SILICON STORAGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California		94086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

At the 2006 annual meeting of shareholders of Silicon Storage Technology, Inc., or SST, held on June 12, 2006, Yasushi Chikagami and Tsuyoshi Taira were each elected by the shareholders of SST to serve as a director of SST until the next annual meeting of shareholders of SST.  As previously reported by SST on a Current Report on Form 8-K, dated November 18, 2007, Mr. Chikagami informed SST that while he intends to complete his current term as a director of SST, he will not stand for re-election at the next annual meeting of shareholders of SST.  On April 1, 2008, Mr. Taira informed SST that while he intends to complete his current term as a director of SST, he also will not stand for re-election at the next annual meeting of shareholders of SST.

The 2008 annual meeting of shareholders of SST is scheduled for June 9, 2008, at such place and time as will be set forth in SST’s definitive proxy statement relating to the annual meeting.  The record date for the annual meeting is April 29, 2008 and we expect to file our definitive proxy statement with the U.S. Securities and Exchange Commission on or about April 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 2, 2008

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Bing Yeh
Bing Yeh
President and Chief Executive Officer